EXHIBIT 10.1

COMMON STOCK AND WARRANT PURCHASE AGREEMENT

THIS COMMON STOCK AND WARRANT PURCHASE AGREEMENT, dated as of December 8, 2004 (this “Agreement”), is entered into by and between Sontra Medical Corporation, a Minnesota corporation (the “Company”), and the investors listed on Schedule 1 hereto (each, an “Investor” and, collectively, the “Investors”).

RECITALS

WHEREAS, the Investors desire to purchase from the Company, and the Company desires to issue and sell to the Investors, an aggregate of 2,636,000 shares (the “Shares”) of common stock, par value $.01 per share (the “Common Stock”), of the Company at a per share purchase price of $1.70, and warrants to purchase shares of Common Stock in the form attached hereto as Exhibit A (the “Warrants”), exercisable to purchase up to an aggregate of 1,054,400 shares of Common Stock at an exercise price of $2.45 per share of Common Stock, on the terms and subject to the conditions contained herein.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

ARTICLE I

PURCHASE AND SALE OF THE COMMON STOCK AND THE WARRANTS

1.1 Purchase and Sale of the Common Stock and Warrants. Subject to the terms and conditions hereof, the Company hereby issues and sells to the Investors, and each Investor hereby purchases from the Company, severally and not jointly, the number of Shares and Warrants set forth opposite such Investor’s name in Schedule 1, for the aggregate purchase price set forth opposite such Investor’s name in Schedule 1 (the “Purchase Price”). Upon satisfaction of the conditions set forth in Section 1.2, the closing of the purchase and sale of the Shares and the Warrants (the “Closing”) shall occur at the offices of Browne Rosedale & Lanouette LLP, or such other location as the parties shall mutually agree. Notwithstanding the foregoing, up to an aggregate of 171,287 Shares and 68,514 Warrants may be issued and sold by the Company to one or more additional purchasers who shall execute and become a party to this Agreement at any time on or before December 17, 2004.

1.2 Closing.

(a) At the Closing, the Company shall deliver or cause to be delivered to each Investor:

(i) this Agreement duly executed by the Company;

(ii) a certificate evidencing the Shares purchased by the Investor, registered in the name of such Investor;

(iii) the Warrant purchased by the Investor, registered in the name of such Investor;

(iv) a legal opinion of Browne Rosedale & Lanouette LLP, in the form of Exhibit B attached hereto; and

(v) a copy of the Company’s Notification Form: Listing of Additional Shares, as filed with The Nasdaq Stock Market, Inc. (“Nasdaq”) in connection with the transactions contemplated hereby.

(b) At the Closing, each Investor shall deliver or cause to be delivered to the Company the following:

(i) this Agreement duly executed by such Investor;

(ii) the Purchase Price for the Shares and Warrants purchased by the Investor, payable by certified or bank check or by wire transfer of immediately available funds to the account of the Company; and

(iii) a properly completed and executed copy of the Investor’s Accredited Investor Questionnaire, in the form attached hereto as Exhibit C.

ARTICLE II

REPRESENTATIONS, WARRANTIES AND AGREEMENTS OF THE COMPANY

The Company represents and warrants to, and agrees with, the Investors as follows:

2.1 Organization, etc. The Company has been duly formed, is validly existing as a corporation in good standing under the laws of the State of Minnesota, and is qualified to do business as a foreign corporation in each jurisdiction in which the failure to be so qualified could reasonably be expected to have a material adverse effect on the assets, liabilities, financial condition, business or results of operations of the Company (a “Material Adverse Effect”). The Company has the requisite corporate power and authority to own, lease and operate its properties and to conduct its business as presently conducted and to enter into, execute, deliver and perform all of its duties and obligations under this Agreement and to consummate the transactions contemplated hereby.

2.2 Authorization. The execution, delivery and performance of this Agreement and the issuance of the Shares, the Warrants and the shares of Common Stock issuable upon exercise of the Warrants (the “Warrant Shares”) have been duly authorized by all necessary corporate action on the part of the Company.

2.3 Validity; Enforceability. This Agreement has been duly executed and delivered by the Company, and constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as such enforceability may be limited by, or subject to, any bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and subject to general principles of equity.

2.4 Capitalization. As of the date hereof, the authorized capital stock of the Company consists of 40,000,000 shares of Common Stock and 10,000,000 shares of preferred stock, $0.01 par value per share, of which 7,000,000 shares have been designated Series A Convertible Preferred Stock. Without giving effect to the transactions contemplated by this Agreement, the issued and outstanding capital stock of the Company as of December 3, 2004 consists of 19,199,732 shares of Common Stock, and 73,334 shares of Series A Convertible Preferred Stock. All such shares of the Company have been duly authorized and are fully paid and non-assessable. Except as set forth on Schedule 2.4 hereto or as otherwise contemplated by this Agreement, there are no outstanding options, warrants or other equity securities that are convertible into, or exercisable for, shares of the Company’s capital stock.

2.5 Governmental Consents. The execution and delivery by the Company of this Agreement and the performance by the Company of the transactions contemplated hereby, do not and will not require the Company to effectuate or obtain any registration with, consent or approval of, or notice to any federal, state or other governmental authority or regulatory body, other than (i) periodic and other filings under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), (ii) filings that may be required to be made with Nasdaq, (iii) filings that may be required under federal securities laws, including Regulation G under the Securities Act of 1933, as amended (the “Securities Act”), and state securities or “blue sky” laws, and (iv) as otherwise required to comply with the obligations of the Company under Section 4.1 hereof. The parties hereto agree and acknowledge that, in making the representations and warranties in the foregoing sentence of this Section 2.5, the Company is relying on the representations and warranties made by the Investors in Section 3.4.

2.6 No Violation. Assuming the representations and warranties of the Investors in Section 3 are true, accurate and correct, the execution and delivery of this Agreement and the performance by the Company of the transactions contemplated hereby will not (i) conflict with or result in a breach of any provision of the articles of incorporation or by-laws of the Company, (ii) result in a default or breach of, or, except as set forth on Schedule 2.6 hereto, require any consent, approval, authorization or permit of, or filing or notification to, any person, company or entity under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, loan, factoring arrangement, license, agreement, lease or other instrument or obligation to which the Company is a party or by which the Company or any of its assets may be bound, or (iii) violate any law, judgment, order, writ, injunction, decree, statute, rule or regulation of any court, administrative agency, bureau, board, commission, office, authority, department or other governmental entity applicable to the Company, except, in the case of clause (ii) or (iii) above, any such event that could not reasonably be expected to have a Material Adverse Effect or materially impair the transactions contemplated hereby.

2.7 Issuances of Securities. Upon payment therefor in accordance with the terms hereof, the Shares and the Warrants will be validly issued, fully paid and non-assessable. Upon the exercise of the Warrants in accordance with the terms thereof, the Warrant Shares will be validly issued, fully paid and non-assessable. The offering, issuance, sale and delivery of the Shares and the Warrants as contemplated by this Agreement are exempt from the registration and prospectus delivery requirements of the Securities Act are being made in compliance with all applicable federal and (except for any violation or non-compliance that could not reasonably be expected to have a Material Adverse Effect) state laws and regulations concerning the offer, issuance and sale of securities, and are not being issued in violation of any preemptive or other rights of any stockholder of the Company. The parties hereto agree and acknowledge that, in making the representations and warranties in the foregoing sentence of this Section 2.7, the Company is relying on the representations and warranties made by the Investors in Section 3.4.

2.8 Commission Filings. The Company has filed all required forms, reports and other documents with the Securities and Exchange Commission (the “Commission”) for periods from and after January 1, 2003 (collectively, the “Commission Filings”), each of which has complied in all material respects with all applicable requirements of the Securities Act and/or the Exchange Act (as applicable). The Company has heretofore made available to the Investors all of the Commission Filings, including the Company’s Annual Report on Form 10-KSB for the year ended December 31, 2003 and the Company’s Quarterly Reports on Form 10-QSB for the quarterly periods ended March 31, 2004, June 30, 2004 and September 30, 2004. As of their respective dates, the Commission Filings did not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading. The audited financial statements and unaudited interim financial statements of the Company included or incorporated by reference in such Commission Filings have been prepared in accordance with GAAP (except as may be indicated in the notes thereto or, in the case of the unaudited statements, as permitted by Form 10-QSB), complied as of their respective dates in all material respects with applicable accounting requirements and the published rules and regulations of the Commission with respect thereto, and fairly present, in all material respects, the financial position of the Company as of the dates thereof and the results of operations for the periods then ended (subject, in the case of any unaudited interim financial statements, to the absence of footnotes required by GAAP and normal year-end adjustments). Since January 1, 2004, and except as set forth on Schedule 2.8 hereto, there has been no Material Adverse Effect not disclosed in the Commission Filings.

2.9 Intellectual Property. To the knowledge of the Company, the Company owns, or has rights to use, all patents, patent applications, trademarks, trademark applications, service marks, trade names, copyrights, licenses necessary to conduct its business and which the failure to so own or have would result in a Material Adverse Effect (collectively, the “Intellectual Property Rights”). Since January 1, 2004, the Company has not received any written notice that the Intellectual Property Rights used by the Company violates or infringes the rights of any other party.

2.10 No Actions or Proceedings. There is no pending or, to the knowledge of the Company, threatened action, suit, proceeding inquiry, notice of violation, or investigation before any court, governmental or administrative agency or regulatory body (federal, state, county, local or foreign), or arbitrator having jurisdiction over the Company, that, if adversely determined, would have a Material Adverse Effect on the Company, or would challenge the legality, validity or enforceability of this Agreement or the transactions contemplated hereby.

2.11 No Defaults. The Company is not: (i) in violation of its articles of incorporation or by-laws, which violation would have a Material Adverse Effect, (ii) in default under or in violation of any other material agreement or instrument to which it is a party or by which it or any of its properties are bound or affected, which default or violation would have a Material Adverse Effect; or (iii) to its knowledge in violation of any statute, rule or regulation of any governmental authority which violation would have a Material Adverse Effect.

2.12 Nasdaq SmallCap Market. The Common Stock is listed for trading on the Nasdaq SmallCap Market.

2.13 No Undisclosed Liabilities. The Company has no liabilities or obligations which are material, individually or in the aggregate, which are not disclosed in the Commission Filings or on Schedule 2.13 hereto, other than those incurred in the ordinary course of the Company’s business since September 30, 2004 and which, individually or in the aggregate, would not have a Material Adverse Effect.

2.14 Title to Assets. Except as disclosed in the Commission Filings, the Company owns and has good title to all assets of the Company that are material to the business of the Company, free and clear of all liens, charges, security interests, encumbrances, rights of first refusal or other restrictions (collectively “Liens”), except for (i) Liens of materialmen, carriers, landlords and like persons, (ii) Liens for taxes not yet delinquent, and (iii) Liens as do not materially affect the value of such assets and do not materially interfere with the use made and proposed to be made of such assets by the Company.

2.15 Brokers. Except for Starboard Capital Markets, LLC, neither the Company, nor any of its officers, directors or employees, has employed any broker or finder, or incurred any liability for any brokerage fees, commissions, finder’s or other similar fees or expenses in connection with the transactions contemplated hereby.

ARTICLE III

REPRESENTATIONS, WARRANTIES AND AGREEMENTS OF THE INVESTORS

Each Investor represents and warrants to, and agrees with, the Company, severally but not jointly, as follows:

3.1 Organization, etc. Such Investor has been duly formed and is validly existing and in good standing under the laws of its jurisdiction of organization. Such Investor has the requisite organizational power and authority to enter into, execute, deliver and perform all of its duties and obligations under this Agreement and to consummate the transactions contemplated hereby.

3.2 Authorization. The execution, delivery and performance of this Agreement have been duly authorized by all necessary organizational or other action on the part of such Investor.

3.3 Validity; Enforceability. This Agreement has been duly executed and delivered by such Investor, and constitutes the legal, valid and binding obligation of such Investor, enforceable against such Investor in accordance with its terms, except as such enforceability may be limited by, or subject to, any bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and subject to general principles of equity.

3.4 Investment Representations.

(a) Such Investor acknowledges that the offer and sale of the Shares and the Warrants to such Investor have not been registered under the Securities Act, or the securities laws of any state or regulatory body and are being offered and sold in reliance upon exemptions from the registration requirements of the Securities Act and such laws and may not be transferred or resold without registration under such laws unless an exemption is available. The Shares, the Warrants, and the Warrant Shares will be imprinted with a legend in substantially the following form:

“THE OFFER AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND SUCH SECURITIES MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, PLEDGED, HYPOTHECATED, OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO A REGISTRATION STATEMENT WITH RESPECT TO SUCH SECURITIES WHICH IS EFFECTIVE UNDER SUCH ACT AND UNDER ANY APPLICABLE STATE SECURITIES LAWS UNLESS, IN THE OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY, AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT AND STATE SECURITIES LAWS IS AVAILABLE.”

(b) Such Investor is acquiring the Shares, the Warrants and the Warrant Shares for investment and not with a view to the resale or distribution thereof and is acquiring such securities for its own account. Such Investor is able (i) to bear the economic risk of the Investor’s investment in the Shares, the Warrants and the Warrant Shares; (ii) to hold the Shares, the Warrants and the Warrant Shares for an indefinite period of time and understands that such securities cannot be resold unless subsequently registered under the Securities Act or unless an exemption from such registration is available, as established by an opinion of counsel satisfactory to the Company; and (iii) currently, and based on existing conditions, hereafter will be able to afford a complete loss of such investment.

(c) Such Investor is an “accredited investor” (as that term is defined in Rule 501 of Regulation D promulgated under the Securities Act), is sophisticated in financial matters and is familiar with the business of the Company so that it is capable of evaluating the merits and risks of its investment in the Company and has the capacity to protect its own interests. Such Investor has had the opportunity to investigate on its own the Company’s business, management and financial affairs and has had the opportunity to review the Company’s operations and facilities and to ask questions and obtain whatever other information concerning the Company as such Investor has deemed relevant in making its investment decision.

(d) Such Investor has established and applies anti-money laundering policies and procedures pursuant to the requirements of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001. Neither such Investor, nor, to Investor’s knowledge, any of its investors is included on the most recent control list of Specially Designated Nationals and Blocked Persons maintained by the United States Office of Foreign Assets Control.

(e) No representations or warranties have been made to such Investor by the Company or any director, officer, employee, agent or affiliate of the Company, other than the representations and warranties of the Company set forth herein, and the decision of such Investor to purchase the Shares and the Warrant is based on the information contained herein, the Commission Filings and such Investor’s own independent investigation of the Company.

(f) Such Investor has completed and executed an Accredited Investor Questionnaire, in the form attached hereto as Exhibit C, and all information provided by such Investor therein is true, accurate and complete.

3.5 Governmental Consents. The execution and delivery by such Investor of this Agreement and the performance by such Investor of the transactions contemplated hereby, do not and will not require such Investor to effectuate or obtain any registration with, consent or approval of, or notice to any federal state or other governmental authority or regulatory body.

3.6 No Violation. The execution and delivery of this Agreement and the performance by such Investor of the transactions contemplated hereby, will not (i) conflict with or result in a breach of any provision of the articles of incorporation, by-laws or similar organizational documents of such Investor or (ii) violate any law, judgment, order, writ, injunction, decree, statute, rule or regulation of any court, administrative agency, bureau, board, commission, office, authority, department or other governmental entity applicable to such Investor, except any such violation that could not reasonably be expected to materially impair the transactions contemplated hereby.

3.7 Brokers. Except for Starboard Capital Markets, LLC, neither such Investor, nor any of its officers, directors or employees, has employed any broker or finder, or incurred any liability for any brokerage fees, commissions, finder’s or other similar fees or expenses in connection with the transactions contemplated hereby.

ARTICLE IV

REGISTRATION RIGHTS AND OTHER AGREEMENTS

4.1 Registration Rights.

(a) The Company shall use its reasonable best efforts: (i) to prepare and file with the Commission a registration statement under the Securities Act (as the same may be amended or supplemented from time to time, the “Registration Statement”) with respect to the offer and sale by the Investors of the Shares and the Warrant Shares within 30 business days of the date hereof; (ii) to cause the Registration Statement to be declared effective by the Commission as soon as practicable following receipt of notice from the Commission that it has no further comments on the Registration Statement; and (iii) to register or qualify the Shares and Warrant Shares included in the Registration Statement under such other securities or blue sky laws of such jurisdictions as the Investor reasonably requests in writing and do any and all other acts and things which may be reasonably necessary or advisable to enable the Investor to consummate the disposition in such jurisdictions of the Shares and Warrant Shares to be sold by the Investor (provided that the Company will not be required to qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subparagraph, subject itself to taxation in any such jurisdiction, or consent to general service of process in any such jurisdiction). Notwithstanding the foregoing, if the Registration Statement is not filed within 30 business days of the date hereof, or if the Registration Statement is not declared effective by the Commission within 90 business days of the date hereof (or 120 business days if the Commission shall review the Registration Statement), then the Company shall pay to each Investor in cash, within five business days of the end of each full month the Company is in violation of the forgoing, liquidated damages equal to 1% of the Purchase Price for the Shares and Warrants purchased by such Investor. The Company shall use its reasonable best efforts to maintain the effectiveness of such Registration Statement until the earliest to occur of the following: (i) all of the Shares and the Warrant Shares have been disposed of by the Investors pursuant to the Registration Statement or otherwise transferred (or in the case of the Warrant Shares, all of the Warrants pursuant to which such Warrant Shares are issuable have expired); (ii) the second anniversary of the date hereof; or (iii) the Shares and the Warrant Shares can be resold pursuant to Rule 144, promulgated under the Securities Act, or any similar provisions then in effect.

(b) The Investors will furnish to the Company in writing all information reasonably requested by the Company for use in connection with the preparation of the Registration Statement and obtaining the effectiveness thereof. Each Investor hereby represents and warrants, severally but not jointly, that all such information furnished by it shall be true, accurate and complete.

(c) If at any time or from time to time after the date of effectiveness of the Registration Statement, the Company notifies the Investors in writing of the existence of a Potential Material Event (as defined below), no Investor shall offer or sell any of the Shares or the Warrant Shares, or engage in any other transaction involving or relating to the Shares or the Warrant Shares, from the time of the giving of notice with respect to a Potential Material Event until such Investor receives written notice from the Company that such Potential Material Event either has been disclosed to the public or no longer constitutes a Potential Material Event. As used herein, “Potential Material Event” means any of the following: (i) the possession by the Company of material information not ripe for disclosure in a registration statement, which shall be evidenced by determinations in good faith by the Board of Directors of the Company that disclosure of such information in the registration statement would be detrimental to the business and affairs of the Company; or (ii) any material engagement or activity by the Company which would, in the good faith determination of the Board of Directors of the Company, be adversely affected by disclosure in a registration statement at such time, which determination shall be accompanied by a good faith determination by the Board of Directors of the Company that the registration statement would be materially misleading absent the inclusion of such information.

(d) All registration and filing fees, fees and expenses of compliance with securities laws, printing expenses and all independent certified public accountants fees and expenses of counsel to the Company and other persons retained by the Company will be borne by the Company. The Company shall have no obligation to pay any fees or expenses of brokers, underwriters, counsel or others retained by any of the Investors in connection with the sale, or potential sale, of the Shares or Warrant Shares.

(e) The Company agrees to indemnify, to the fullest extent permitted by law, the Investors and their respective officers, directors, partners, employees, advisors and agents against any and all Loss (as hereinafter defined) arising out of or based upon any untrue, or alleged untrue, statement of a material fact contained in the Registration Statement or arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except (i) insofar as the same are caused by or contained in any information furnished by an Investor pursuant to clause (b) or (ii) insofar as the same are caused by a failure by an Investor to deliver an updated prospectus that has been filed with the Commission and made available to such Investor or its representatives for delivery to a purchaser. Each Investor agrees to indemnify, to the fullest extent permitted by law, the Company, the other Investors and their respective officers, directors, partners, employees, advisors and agents against any and all Loss arising out of or based upon any untrue, or alleged untrue statement of a material fact contained in the Registration Statement or arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading (i) insofar as the same are caused by or contained in any information furnished by indemnifying Investor pursuant to clause (b) or (ii) insofar as the same are caused by a failure by the indemnifying Investor to deliver an updated prospectus that has been filed with the Commission and made available to such Investor or its representatives for delivery to a purchaser. Any indemnity obligation arising under this Section 4.1 shall be governed by the provisions of Section 5.3.

(f) The Company will advise the Investors promptly after it receives any notice of issuance by the Commission, any state securities commission or any other regulatory authority of any stop order or of any order preventing or suspending any offering of the Shares or Warrant Shares by the Investors, or of the suspension of the qualification of the Common Stock of the Company for offering or sale in any jurisdiction, or the initiation of any proceeding for any such purpose.

4.2 Legend Removal. Certificates evidencing the Shares and the Warrant Shares shall not be required to contain any restrictive legend (including the legend set forth in Section 3.4(a) of this Agreement): (i) while a registration statement (including the Registration Statement) covering the resale of such securities is effective under the Securities Act, provided that the holder thereof covenants that in connection with each sale of such securities, a copy of the final prospectus that forms a part of such registration statement will be delivered in accordance with the provisions of Section 5(b)(2) of the Securities Act, and the rules and regulations promulgated thereunder; (ii) following any sale of such securities pursuant to Rule 144 under the Securities Act in the opinion of counsel to the Company; (iii) if such securities are eligible for sale under Rule 144(k) under the Securities Act in the opinion of counsel to the Company; or (iv) if such legend is not required under applicable law, or, in the opinion of the Company’s counsel, in accordance with Rule 502(d) under the Securities Act, or other interpretations and pronouncements of the Commission. Upon request of the holder, the Company shall cause its counsel to issue a legal opinion to the Company’s transfer agent promptly to effect the removal of such legend pursuant to the foregoing sentence. If all or a portion of the Warrant is exercised at a time when there is an effective registration statement (including the Registration Statement) covering the resale of the Warrant Shares under the Securities Act, the certificate evidencing such Warrant Shares shall be issued free of all restrictive legends, provided that the holder thereof covenants that in connection with each sale of such securities, a copy of the final prospectus that forms a part of such registration statement will be delivered in accordance with the provisions of Section 5(b)(2) of the Securities Act, and the rules and regulations promulgated thereunder. The Company agrees that at such time as such restrictive legend is not required as provided in this Section 4.2, it will, as soon as practicable following the delivery by the holder to the Company’s transfer agent of a certificate representing the Shares or Warrant Shares, as the case may be, deliver or cause to be delivered to such holder a certificate representing such securities that is free from all restrictive legends. Unless otherwise required by law or judicial order, the Company shall not make any notation on its records or give any instructions to its transfer agent that enlarge the restrictions on transfer set forth in this Agreement.

ARTICLE V

SURVIVAL; INDEMNIFICATION

5.1 Survival. The representations and warranties contained in Articles II and III hereof shall survive until the first anniversary of the date hereof.

5.2 Indemnification. Each Investor (including its officers, directors, employees, affiliates, agents, successors and assigns (each, an “Indemnified Party”)) shall be indemnified and held harmless by the Company for any and all liabilities, losses, damages, claims, costs and expenses, interest, awards, judgments and penalties (including, without limitation, reasonable attorneys’ fees and expenses) actually suffered or incurred by them (hereinafter a “Loss”), arising out of or resulting from the breach of any representation, warranty, agreement or covenant made by the Company contained in this Agreement. Notwithstanding the foregoing, the aggregate liability of the Company under this Article V shall in no event exceed the purchase price paid by the Investors for the Shares and the Warrants.

5.3 Indemnification Procedure. The obligations and liabilities of the Company under this Article V with respect to Losses arising from claims of any third party which are subject to the indemnification provided for in this Article V (“Third Party Claims”) shall be governed by and contingent upon the following additional terms and conditions: if an Indemnified Party shall receive notice of any Third Party Claim, the Indemnified Party shall give the Company notice of such Third Party Claim promptly after the receipt by the Indemnified Party of such notice (which notice shall include the amount of the Loss, if known, and method of computation thereof, and containing a reference to the provisions of this Agreement in respect of which such right of indemnification is claimed or arises); provided, however, that the failure to provide such notice shall not release the Company from any of its obligations under this Article V except to the extent the Company is materially prejudiced by such failure and shall not relieve the Company from any other obligation or liability that it may have to any Indemnified Party otherwise than under this Article V. Upon written notice to the Indemnified Party within five (5) days of the receipt of such notice, the Company shall be entitled to assume and control the defense of such Third Party Claim at its expense and through counsel of its choice; provided, however, that, if there exists or is reasonably likely to exist a conflict of interest that would make it inappropriate in the reasonable judgment of such counsel for the same counsel to represent both the Indemnified Party and the Company, then the Indemnified Party shall be entitled to retain its or his own counsel in each jurisdiction for which the Indemnified Party reasonably determines counsel is required, at the expense of the Company. In the event the Company exercises the right to undertake any such defense against any such Third Party Claim as provided above, the Indemnified Party shall cooperate with the Company in such defense and make available to the Company, at the Company’s expense, all witnesses, pertinent records, materials and information in the Indemnified Party’s possession or under the Indemnified Party’s control relating thereto as is reasonably required by the Company. Similarly, in the event the Indemnified Party is, directly or indirectly, conducting the defense against any such Third Party Claim, the Company shall cooperate with the Indemnified Party in such defense and make available to the Indemnified Party, at the Company’s expense, all such witnesses (including himself), records, materials and information in the Company’s possession or under the Company’s control relating thereto as is reasonably required by the Indemnified Party. No such Third Party Claim may be settled by the Company on behalf of the Indemnified Party without the prior written consent of the Indemnified Party (which consent shall not be unreasonably withheld); provided, however, in the event that the Indemnified Party does not consent to any such settlement that would provide it with a full release from indemnified Losses and would not require it to take, or refrain from taking, any action, the Company’s liability for indemnification shall not exceed the amount of such proposed settlement. The Indemnified Party will refrain from any act or omission that is inconsistent with the position taken by the Company in the defense of a Third Party Claim unless the Indemnified Party determines that such act or omission is reasonably necessary to protect its own interest.

ARTICLE VI

MISCELLANEOUS

6.1 Expenses. All costs and expenses, including, without limitation, fees and disbursements of counsel, incurred in connection with the negotiation, execution and delivery of this Agreement and its related documents shall be paid by the party incurring such costs and expenses.

6.2 Publicity. Except as may be required by applicable law or the rules of any securities exchange or market on which securities of the Company are traded, no party hereto shall issue a press release or public announcement or otherwise make any disclosure concerning this Agreement and the transactions contemplated hereby, without prior approval of the others; provided, however, that nothing in this Agreement shall restrict the Company or any Investor from disclosing such information (a) that is already publicly available, (b) that may be required or appropriate in response to any summons or subpoena (provided that the disclosing party will use commercially reasonable efforts to notify the other parties in advance of such disclosure under this clause (b) so as to permit the non-disclosing parties to seek a protective order or otherwise contest such disclosure, and the disclosing party will use commercially reasonable efforts to cooperate, at the expense of the non-disclosing parties, in pursuing any such protective order) or (c) in connection with any litigation involving disputes as to the parties’ respective rights and obligations hereunder. Notwithstanding the foregoing, (i) by 9:30 a.m. on the first business day following the Closing, the Company shall issue a press release regarding this Agreement and the transactions contemplated hereby, (ii) within one business day following the Closing, the Company shall file a Current Report on Form 8-K with the

Commission regarding this Agreement and the transactions contemplated hereby, and (iii) promptly following the Closing shall make all other necessary filings with the Commission, Nasdaq and any other governmental authority or regulatory body.

6.3 Entire Agreement. This Agreement and any other agreement or instrument to be delivered expressly pursuant to the terms hereof constitute the entire Agreement between the parties hereto with respect to the subject matter hereof and supersede all previous negotiations, commitments and writings with respect to such subject matter.

6.4 Assignments; Parties in Interest. Neither this Agreement nor any of the rights, interests or obligations hereunder may be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties. This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing herein, express or implied, is intended to or shall confer upon any person not a party hereto any right, benefit or remedy of any nature whatsoever under or by reason hereof, except as otherwise provided herein.

6.5 Amendments. This Agreement may not be amended or modified except by an instrument in writing signed by, or on behalf of, the parties against whom such amendment or modification is sought to be enforced.

6.6 Descriptive Headings. The descriptive headings of this Agreement are inserted for convenience of reference only and do not constitute a part of and shall not be utilized in interpreting this Agreement.

6.7 Notices and Addresses. Any notice, demand, request, waiver, or other communication under this Agreement shall be in writing and shall be deemed to have been duly given on the date of service, if personally served or sent by facsimile; on the business day after notice is delivered to a courier or mailed by express mail, if sent by courier delivery service or express mail for next day delivery; and on the fifth business day after mailing, if mailed to the party to whom notice is to be given, by first class mail, registered, return receipt requested, postage prepaid and addressed as follows:

To Company:	Sontra Medical Corporation
10 Forge Parkway
Franklin, MA 02038
Fax: (508) 553-8760
Attn: Sean F. Moran

With a copy to:	Browne Rosedale & Lanouette LLP
31 St. James Avenue
Boston, MA 02116
Fax: (617) 399-6930
Attn: Kevin P. Lanouette, Esq.

To the Investors:	To the address set forth on Schedule 1.

6.8 Severability. In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

6.9 Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the Commonwealth of Massachusetts, without regard to conflicts of law principles.

6.10 Counterparts; Facsimile Signatures. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that all parties need not sign the same counterpart. This Agreement may be executed by facsimile, and a facsimile signature shall have the same force and effect as an original signature on this Agreement.

[Signature page follows]

IN WITNESS WHEREOF, this Agreement has been duly executed on the date first set forth above.

SONTRA MEDICAL CORPORATION

By:	/s/ Sean Moran
Name:	Sean Moran
Title:	Chief Financial Officer

COUNTERPART INVESTOR SIGNATURE PAGE

IN WITNESS WHEREOF, this Agreement has been duly executed on the date first set forth above.

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